Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Clarivate Plc (formerly known as Clarivate Analytics Plc) of our report dated March 2, 2020 relating to the financial statements of Clarivate Analytics Plc, which appears in Clarivate Analytics Plc’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 19, 2020
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